UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):      March 23, 2006

THE TIMBERLAND COMPANY
(Exact name of Registrant as Specified in Charter)

DELAWARE	1-9548	02-0312554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Domain Drive, Stratham, NH	03885
(Address of Principal Executive Offices)	(Zip Code)

(603) 772-9500
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1 PRESS RELEASE DATED MARCH 23, 2006

Item 8.01.      Other Events.
     On March 23, 2006, The Timberland Company issued a press release announcing its preliminary estimated impact from the European Commission’s decision to impose provisional duties on leather upper footwear originating from China and Vietnam and imported into European Member States. These provisional duties are expected to be effective for a six-month period, will begin on April 7, 2006, and will be phased in over a period of five months, beginning at a rate of about 4% and ending at a 19.4% rate for China sourced footwear and at a 16.8% rate for Vietnam sourced footwear. These duties may become definitive on or before October 7, 2006. While The Timberland Company is advancing strategies in response to this action, including potential price increases on footwear products sold in Europe, its preliminary estimate is that the implementation of such duties will likely reduce its 2006 operating profits in the range of $10 million.
     A copy of our press release dated March 23, 2006 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01.      Financial Statements and Exhibits.
     (d)      Exhibits.
     The Timberland Company hereby furnishes as Exhibit 99.1 to this report its press release dated March 23, 2006 announcing its preliminary estimated impact from the European Commission’s decision to impose provisional duties on leather upper footwear originating from China and Vietnam and imported into European Member States.

Exhibit Index

Exhibit No.	Description

99.1	Press release of The Timberland Company dated March 23, 2006 announcing its preliminary estimated impact from the European Commission’s decision to impose provisional duties on leather upper footwear originating from China and Vietnam and imported into European Member States.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY
Date: March 23, 2006	By:	/s/ John Crimmins
		Name:	John Crimmins
		Title:	Vice President, Corporate Controller and Chief Accounting Officer